Exhibit 99.2

FROM THE PRESIDENT

Our three core strategies in Turkey provide a clear vision for the future, not only among our staff and leadership but also to shareholders.

- Ian Delahunty, President

Dear Fellow Shareholders,

Over the past several years TransAtlantic operated under a dynamic business model in which we acquired five exploration and production companies and built an oilfield services business. During that time we acquired seismic data, drilled exploration wells, delineated discoveries and redeveloped producing fields. Today, we control an asset base that has been high-graded by three factors: increased knowledge base of our technical teams, increased well control, and interpreted seismic data. The Bahar and Goksu discoveries are examples of the maturation from concept to production and are also the result of improved technical expertise.

Our three core strategies in Turkey provide a clear vision for the future, not only internally among our staff and leadership but also to shareholders. To this end, we will continue to work toward the development of tight gas in the Thrace Basin, production growth and exploration in the Molla Basin, and production growth at Selmo using horizontal well designs and advanced modeling.

With respect to our use of capital, we have largely completed the transition of the Company’s management to a Dallas-based asset team structure. This transition is good for our employees and our shareholders because it allows for more efficient deployment of capital as we progress in our horizontal plays. In Turkey, we will continue to base our production operations teams near our assets, as proximity to the wellhead is a proven method for minimizing operating expenses. In reshaping the Company’s process by which it manages capital we have not lost sight of the value created by efficiency. In the first half of 2013, the Company underwent a period of intensive overhaul of several key processes which resulted in significant reductions in G&A expense. Today we are leaner organization which is focused on executing our three core strategies.

We look forward to announcing the results of these efforts over the course of the coming months and years.

Sincerely,

Ian Delahunty

President

INVESTOR Q&A

Malone Mitchell 3rd Chairman and CEO

What are the differences between North American E&P operations and those in other countries?

In North America, there are typically many more wells and ample historical data to allow for detailed analysis of geologic and reservoir characteristics compared to other countries, where well data is generally restricted to the crests of large anticlines. Data and technique collaboration among far more numerous operators and service companies in North America accelerate success in drilling optimization and completion techniques. Outside North America, the legal and labor processes can be significantly different. Also, we have found that surface use issues and opposition are greater outside North America.

What is the current competitive landscape in Turkey?

We are still identifying the more complex structural hydrocarbon accumulations and applying modern completion methods to them in Turkey. The lure of high prices and favorable fiscal terms initially resulted in quite a few small competitors in the country, but that has dissipated as we have acquired many of their properties. With few direct competitors, we believe TransAtlantic is positioned to benefit from our meaningful cash flow, clean balance sheet and local knowledge. We expect to have opportunities to acquire additional assets over the next few years the size of our land holdings and good fiscal terms will eventually reward us in Turkey.

Ian Delahunty President

What is TransAtlantic’s E&P strategy in Turkey and Bulgaria?

Our company is focused on three primary strategies in Turkey. Those are: the Molla Mardin and Bedinan exploration and appraisal campaign; the Selmo Field Horizontal Redevelopment Program; and the Thrace Basin tight sands exploration and development campaign. In Bulgaria, we have two licenses which comprise our A-Lovech Block. As a result of securing the Koynare Production Concession, we plan to drill an exploration well in the conventional Jurassic dolomites this year.

You are very new in the position of President, what will you bring to the table and what is your plan?

Having worked in all of TransAtlantic’s fields, offices, and countries during the past 5 years, I have a good understanding of our strengths and opportunities for improvement. I will continue to recruit and retain talented industry leadership and remove obstacles between them and our asset base. Our asset base is the strongest in the company’s history and with the right people and strategy we have a tremendous amount of upside to realize. Our shareholders need to be rewarded with growth in reserves, production, and improved efficiencies in how we conduct our business.

TransAtlantic

Petroleum Ltd.

INVESTOR Q&A

You are working in complex geological plays, do you have the resources to execute?

We will be successful because we have the right talent working the right assets. Over the course of the past year we have repositioned the company’s technical leadership and added engineering and geological expertise to pursue our three core strategies. Defining and understanding our strategic direction means a more efficient use of company capital and a better return for our shareholders.

Ian Delahunty President

Wil F. Saqueton VP, CFO

What is Mr. Mitchell’s salary at TransAtlantic?

Mr. Mitchell has elected not to receive a salary for his service as chief executive officer of

TransAtlantic. For his service as Chairman of our board of directors Mr. Mitchell receives $75,000 per year, paid half in cash and half in restricted stock units.

The Mitchell Group and Mr. Mitchell own private companies that do business with TransAtlantic. How does the intercompany billing work? Doesn’t the 10-K show him receiving additional compensation?

The Mitchell Group owns Riata Corporate Group, a private company that provides technical and administrative services to TransAtlantic pursuant to a service agreement. Riata also bears some of TransAtlantic’s overhead costs, which are reimbursed by TransAtlantic. These amounts

($2.3 million in 2012 and $13.2 million in 2011) do not reflect actual compensation to Mr. Mitchell.

TransAtlantic has also entered into various lease agreements and master services agreements with Mitchell Group companies, including Viking Services and Longfellow Energy. In accordance with TransAtlantic’s related party transactions policy, all transactions between Mitchell Group and TransAtlantic are reviewed and approved by our Audit Committee and our Board of Directors.

What is the path TransAtlantic is taking to ensure that it will meet regulatory deadlines in the future?

The primary cause of TransAtlantic’s filing delays over the past 12 months has been the discovery of errors in prior period financial statements. We believe we have resolved this issue through properly reconciling accounts, hiring an outside consulting firm to assist with review of key areas (oil & gas properties, deferred taxes and share-based compensation expense) and undergoing a full financial audit by KPMG.

Additionally, we have hired a VP of Accounting, Corporate Controller with more than 12 years of public accounting experience to lead our accounting team and filing process.

As a result of our technical shift to Dallas, we are shifting several key accounting functions to Dallas as well, which will help facilitate an expedient financial close process.

TransAtlantic

Petroleum Ltd.

BY THE

NUMBERS

CONTACT INFORMATION

TURKEY OFFICE

Akmerkez B Blok Nispetiye Caddesi 34330 Etiler-Instanbul Phone: +90 212 317 25 00 Fax: +90 212 317 25 99

U.S. OFFICE

16803 Dallas Parkway Addison, TX 75001 Phone: +1(214) 220-4323 Fax: +1(214) 265-4711

INVESTOR RELATIONS

Phone: (214) 265-4746 investorrelations@tapcor.com

TransAtlantic

Petroleum Ltd.

TransAtlantic Plans to Drill

19 Horizontal Wells in 2013

800

KM2 of 3D Seismic in the Molla Area

11.6 MMBOE

OF PROVED RESERVES

4,144 BOED

PRODUCTION

Onshore Production Concession in Recent Bulgarian History

BULGARIA

THRACE

BASIN

THRACE BASIN

Horizontal Well

Thrace Basin Drilled in 2013

3.9 MM

NET ACRES IN

TURKEY & BULGARIA

TURKEY

SOUTHEAST BASIN

150,000

Molla Area Bolt-On Acres Acquired May 2013

100%

Working Interest and Operatorship

DRILLING WELLS 10%FASTER & CHEAPER

Molla Horizontal Well Progress

Cost vs. Depth

0

0

2000

2000

4000

4000

6000

6000

Measured Depth (feet)

8000

8000

10000

10000

Well 1

Well 2

Well 3

12000

12000

0

10

20

30

40

0 500

1000 1500 2000 2500

3000

3500

Days from Spud

Cost (thousands)

9%

NET DEBT/CAP

$131,000,000

2013 CAPEX

MOLLA

DISCOVERY

Bahar-1

600 BOPD

2.5 MMBO | 2P

Goksu-3H

550 IP-BOPD

3.0 2P MMBO

SLICKWATER FRAC PERFORMED IN TURKEY

Source: TransAtlantic 10-K as of December 31, 2012 and 10-Q as of March 31, 2013.